                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                          Dated as of January 23, 1997

                                    BETWEEN

                          MS FARM JOURNAL CORPORATION

                                      AND

                                TRIBUNE COMPANY

                        RELATING TO THE CAPITAL STOCK OF

                               FARM JOURNAL, INC.


                               TABLE OF CONTENTS

                                   ARTICLE I
                                  DEFINITIONS

 1.1.   Definitions.........................................................................  1

                                   ARTICLE II
                               PURCHASE AND SALE

 2.1.   Purchase and Sale of the Company Shares.............................................  5

                                  ARTICLE III
                                 PURCHASE PRICE

 3.1.   Purchase Price; Calculation of Estimated Purchase Price.............................  5

                                   ARTICLE IV
                                    CLOSING

 4.1.   Closing Date........................................................................  5
 4.2.   Payment of Purchase Price...........................................................  5
 4.3.   Buyer's Additional Closing Date Deliveries..........................................  5
 4.4.   Tribune's Closing Date Deliveries...................................................  6

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF TRIBUNE

 5.1.  Organization of Tribune.............................................................   7
 5.2.  Organization and Capital Structure of the Company...................................   7
 5.3.  Subsidiaries........................................................................   7
 5.4.  Authority of Tribune................................................................   8
 5.5.  Financial Statements................................................................   9
 5.6.  Operations Since Balance Sheet Date.................................................   9
 5.7.  Condition of Assets;  Availability of Assets........................................  10
 5.8.  Governmental Permits................................................................  10
 5.9.  Real Property.......................................................................  10
 5.10. Real Property Leases................................................................  10
 5.11. Condemnation........................................................................  10
 5.12. Personal Property Leases............................................................  11
 5.13. Patents and Trademarks..............................................................  11
 5.14. Title to Property...................................................................  12
 5.15. No Violation, Litigation or Regulatory Action.......................................  12
 5.16. Insurance...........................................................................  12
 5.17. Contracts...........................................................................  12
 5.18. Status of Contracts.................................................................  13
 5.19. Environmental Matters...............................................................  13
 5.20. Taxes...............................................................................  14
 5.21. Employee Benefits...................................................................  14
 5.22. Employee Relations..................................................................  15
 5.23. Directors and Officers..............................................................  15
 5.24. No Finder...........................................................................  15
 5.25. Circulation.........................................................................  15


                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF BUYER

 6.1.   Organization of Buyer..............................................................15
 6.2.   Authority of Buyer.................................................................15
 6.3.   Investment Intent..................................................................16
 6.4.   No Finder..........................................................................16
 6.5.   HSR Act............................................................................16

                                  ARTICLE VII
                        ACTION PRIOR TO THE CLOSING DATE

 7.1.   Investigation......................................................................16
 7.2.   Preserve Accuracy of Representations and Warranties................................17
 7.3.   Consents of Third Parties; Governmental Approvals..................................17
 7.4.   Operations Prior to the Closing Date...............................................17
 7.5.   Cancellation of Intercompany Debt Owed to Tribune..................................18
 7.6.   Financing; Superior Proposal.......................................................18
 7.7.   HSR Act Filing.....................................................................19

                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

 8.1.   Use of Names.......................................................................20
 8.2.   Employee Matters...................................................................20
 8.3.   Retired Employees..................................................................20


                                   ARTICLE IX
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

 9.1.   No Misrepresentation or Breach of Covenants and Warranties.........................20
 9.2.   Necessary Approvals................................................................21
 9.3.   Necessary Consents.................................................................21
 9.4.   Closing Deliveries.................................................................21
 9.5.   Financing..........................................................................21
 9.6    Executive Committee Approval.......................................................21
 9.7.   HSR Act............................................................................21


                                   ARTICLE X
                 CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIBUNE

 10.1.  No Misrepresentation or Breach of Covenants and Warranties.........................22
 10.2.  Necessary Consents.................................................................22
 10.3.  Letter of Credit...................................................................22
 10.4.  Closing Deliveries.................................................................22
 10.5.  Executive Committee Approval.......................................................22
 10.6.  HSR Act............................................................................22

                                   ARTICLE XI
                                  TAX MATTERS


 11.1.  Liability for Taxes................................................................23
 11.2.  Tax Returns........................................................................24
 11.3.  Contest Provisions.................................................................25


 11.4.   Assistance and Cooperation........................................................26

                                  ARTICLE XII
                                INDEMNIFICATION

 12.1.   Indemnification by Tribune........................................................26
 12.2.   Indemnification by Buyer..........................................................28
 12.3.   Notice of Claims..................................................................29
 12.4.   Third Person Claims...............................................................30
 12.5.   Exclusive Remedy..................................................................31

                                  ARTICLE XIII
                                  TERMINATION

 13.1.   Termination.......................................................................31
 13.2.   Notice of Termination.............................................................31
 13.3.   Non-Solicitation..................................................................31
 13.4.   Effect of Termination.............................................................32

                                  ARTICLE XIV
                               GENERAL PROVISIONS

 14.1.  Survival of Obligations............................................................32
 14.2.  Confidential Nature of Information.................................................32
 14.3.  No Public Announcement.............................................................33
 14.4.  Notices............................................................................33
 14.5.  Successors and Assigns.............................................................34
 14.6.  Access to Records after Closing....................................................34
 14.7.  Entire Agreement; Amendments.......................................................34
 14.8.  Interpretation.....................................................................34
 14.9.  Waivers............................................................................35
 14.10.  Expenses..........................................................................35
 14.11.  Partial Invalidity................................................................35
 14.12.  Execution in Counterparts.........................................................35
 14.13.  Further Assurances................................................................36
 14.14.  Governing Law.....................................................................36
 14.15.  Disclaimer of Warranties..........................................................36
 14.16.  Mediation; Submission to Jurisdiction.............................................36

                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT dated as of January 23, 1997 ("Agreement")
                                                                  ---------
between MS Farm Journal Corporation, a Delaware corporation ("Buyer"), and
                                                              -----
Tribune Company, a Delaware corporation ("Tribune").
                                          -------

          WHEREAS, Tribune is the owner of all the outstanding shares of common stock of Farm Journal, Inc., a Pennsylvania corporation (the "Company");
                                                              -------

          WHEREAS, the Company publishes Farm Journal magazine and other
                                         ------------
agricultural magazines and engages in the market research and data service businesses (collectively, the "Business"); and
                               --------

          WHEREAS, Tribune desires to sell to Buyer, and Buyer desires to purchase from Tribune, all of the common stock of the Company, all on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is hereby agreed between Tribune and Buyer as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          1.1. DEFINITIONS. In this Agreement, the following terms have the
               -----------
meanings specified or referred to in this Section 1.1 and shall be equally
                                          -----------
applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

          "AFFILIATE" means, with respect to any Person, any other Person which
           ---------
directly or indirectly controls, is controlled by or is under common control with such Person.

          "BALANCE SHEET" has the meaning specified in Section 5.5.
           -------------                               -----------

          "BALANCE SHEET DATE" means December 29, 1996.
           ------------------

          "BUSINESS" has the meaning specified in the third paragraph to this
           --------
Agreement.

          "BUYER" has the meaning specified in the first paragraph of this
           -----
Agreement.

          "BUYER ANCILLARY AGREEMENTS" means all agreements, instruments and
           --------------------------
documents being or to be executed and delivered by Buyer under this Agreement or in connection herewith.

          "BUYER GROUP MEMBER" means Buyer and its Affiliates, directors,
           ------------------
officers, employees, agents, attorneys and consultants and their respective successors and assigns.

          "CERCLA" means the Comprehensive Environmental Response, Compensation
           ------
and Liability Act, 42 U.S.C. (S)(S) 9601 et seq., any amendments thereto, any
                                         -- ---
successor statutes, and any regulations promulgated thereunder.

          "CLOSING" means the closing of the transfer of the Company Shares from
           -------
Tribune to Buyer pursuant to this Agreement.

          "CLOSING DATE" has the meaning specified in Section 4.1.
           ------------                               -----------

          "CODE" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "COMPANY" has the meaning specified in the second paragraph of this
           -------
Agreement.

          "COMPANY AGREEMENTS" has the meaning specified in Section 5.18.
           ------------------                               ------------

          "COMPANY SHARES" has the meaning specified in Section 2.1.
           --------------                               -----------

          "CONTAMINANT" means any waste, pollutant, hazardous, noxious or toxic
           -----------
substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste, whether solid, liquid or gas.

          "COURT ORDER" means any judgment, order, award or decree of any
           -----------
foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

          "ENCUMBRANCE" means any lien, claim, charge, security interest,
           -----------
mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title, covenant or other restrictions of any kind.

          "ENVIRONMENTAL LAW" means all Requirements of Law derived from or
           -----------------
relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "EXCLUDED TAXES" has the meaning set forth in Section 11.1(a).
           --------------                               ---------------

          "EXECUTIVE COMMITTEE" has the meaning set forth in Section 5.4.
           -------------------                               -----------

          "EXPENSES" means any and all reasonable expenses incurred in
           --------
connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

          "GOVERNMENTAL BODY" means any foreign, federal, state, local or other
           -----------------
governmental authority or regulatory body.

          "GOVERNMENTAL PERMITS" has the meaning specified in Section 5.8.
           --------------------                               -----------

          "GUARANTY" has the meaning specified in Section 7.3.
           --------                               -----------

          "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended.

          "KNOWLEDGE OF TRIBUNE" means the actual knowledge of the following
           --------------------
persons: Gerald W. Agema, Earl Ainsworth, Michael Gart, Soyna Hillgren, Howard McQueen, Andrew J. Oleszczuk, Roger Randall, Kenneth J. Venuti, Lisa Wiersma and, solely with respect to Section 5.25, Elma J. Rittersbach.
                            ------------

          "LOSSES" means any and all losses, costs, obligations, liabilities,
           ------
settlement payments, awards, judgments, fines, penalties, damages, expenses, deficiencies or other charges.

          "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. (S)(S)
           ----
651 et seq., any amendment thereto, any successor statute, and any regulations
    -- ---
promulgated thereunder.

          "PERMITTED ENCUMBRANCES" means (a) liens for taxes and other
           ----------------------
governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable and (c) other liens or imperfections on property which are not material in amount or do not materially detract from the value of or materially impair the existing use of the property affected by such lien or imperfection.

          "PERSON" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

          "PURCHASE PRICE" has the meaning specified in Section 3.1.
           --------------                               -----------

          "RCRA" means the Resource Conservation and Recovery Act, 42 U.S.C.
           ----
(S)(S) 6901 et seq., and any successor statute, and any regulations promulgated
            -- ---
thereunder.

          "REAL PROPERTY" has the meaning specified in Schedule 5.6.
           -------------                               ------------

          "REAL PROPERTY INDEMNIFICATION AGREEMENT" means the Release and
           ---------------------------------------
Indemnification Agreement dated December 30, 1996 among Ronald Caplan, Max M. Berger, 230 Washington Square Partners, a Pennsylvania limited partnership, and the Company.

          "REAL PROPERTY PURCHASERS" means Ronald Caplan, Max M. Berger and 230
           ------------------------
Washington Square Partners, a Pennsylvania limited partnership.

          "RELEASE" means any release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any real property previously owned by the Company or any Subsidiary, including the movement of Contaminants through or in the air, soil, surface water, groundwater or any real property previously owned by the Company or any Subsidiary.

          "REMEDIAL ACTION" means actions required to (i) clean up, remove,
           ---------------
treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threatened Release or minimize the further Release of Contaminants or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "REQUIREMENTS OF LAW" means any foreign, federal, state and local
           -------------------
laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body.

          "RETIRED EMPLOYEES" has the meaning specified in Schedule 5.21(c).
           -----------------                               ----------------

          "STRADDLE PERIOD" shall mean any taxable year or period beginning
           ---------------
before and ending after the Closing Date.

          "SUBSIDIARIES" has the meaning specified in Section 5.3.
           ------------                               -----------

          "TAX" (and, with correlative meaning, "Taxes" and "Taxable") shall
           ---                                   -----       -------
mean any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Body.

          "TAX PACKAGE" has the meaning set forth in Section 11.2(c).
           -----------                               ---------------

          "TAX RETURN" shall mean any return, report or similar statement
           ----------
required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

          "TRIBUNE" has the meaning specified in the first paragraph of this
           -------
Agreement.

          "TRIBUNE ANCILLARY AGREEMENTS" means all agreements, instruments and
           ----------------------------
documents being or to be executed and delivered by Tribune under this Agreement or in connection herewith.

          "TRIBUNE'S GROUP" shall mean any "affiliated group" (as defined in
           ---------------
Section 1504(a) of the Code without regard to the limitations contained in
Section 1504(b) of the Code) that includes Tribune.

          "TRIBUNE GROUP MEMBER" means Tribune and its Affiliates, directors,
           --------------------
officers, employees, agents, attorneys and consultants and their respective successors and assigns.

                                   ARTICLE II

                               PURCHASE AND SALE
                               -----------------

          2.1. PURCHASE AND SALE OF THE COMPANY SHARES. Upon the terms and
               ---------------------------------------
subject to the conditions of this Agreement, on the Closing Date, Tribune shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase from Tribune, all of the issued and outstanding shares of common stock of the Company (the "Company Shares"), free and clear of all
              --------------
Encumbrances.

                                  ARTICLE III

                                 PURCHASE PRICE
                                 --------------

          3.1.  PURCHASE PRICE; CALCULATION OF ESTIMATED PURCHASE PRICE.
                -------------------------------------------------------
  The purchase price for the Company Shares (the "Purchase Price") shall be
                                                  --------------
$17,000,000. The Purchase Price shall be payable in the manner set forth in
Section 4.2.
-----------

                                   ARTICLE IV

                                    CLOSING
                                    -------

          4.1. CLOSING DATE. The Closing shall be consummated at 1:00 P.M.,
               ------------
Chicago time, as soon as practicable after the conditions set forth in Articles
                                                                       --------
IX and X have been satisfied, at such place as shall be agreed upon by Buyer and
--     -
Tribune. The time and date on which the Closing is actually held is referred to herein as the "Closing Date."
               -------------

          4.2. PAYMENT OF PURCHASE PRICE. Subject to fulfillment or waiver of
               -------------------------
the conditions set forth in Article IX, at Closing Buyer shall pay Tribune, by
                            ----------
wire transfer of immediately available funds to such account specified by Tribune to Buyer at least two business days prior to the Closing Date, an amount equal to the Purchase Price.

          4.3. BUYER'S ADDITIONAL CLOSING DATE DELIVERIES. Subject to
               ------------------------------------------
fulfillment or waiver of the conditions set forth in Article IX, at Closing
                                                     ----------
Buyer shall deliver to Tribune all the following:

          (a) Copies of Buyer's Certificate of Incorporation certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of good standing of Buyer issued as of a recent date by the Secretary of State of the Secretary of State of Delaware;

          (c) Certificate of the secretary or assistant secretary of Buyer, dated the Closing Date, in form and substance reasonably satisfactory to Tribune, as to (i) no amendments to the Certificate of Incorporation of Buyer since a specified date; (ii) the by-laws of Buyer; (iii) the resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement and the transactions contemplated by this Agreement; and (iv) incumbency and signatures of the officers of Buyer executing this Agreement and any Buyer Ancillary Agreement;

          (d) Opinion of counsel to Buyer substantially in the form contained in

Exhibit I; and
---------

          (e) The certificate contemplated by Section 10.1, duly executed by the
                                              ------------
President or any Vice President of Buyer.

          4.4. TRIBUNE'S CLOSING DATE DELIVERIES. Subject to fulfillment or
               ---------------------------------
waiver of the conditions set forth in Article X, at Closing Tribune shall
                                      ---------
deliver to Buyer all the following:

          (a) Copies of the Restated Certificate of Incorporation of Tribune certified as of a recent date by the Secretary of State of the State of Delaware;

          (b) Certificate of good standing of Tribune issued as of a recent date by the Secretary of State of the State of Delaware;

          (c) Certificate of the secretary or an assistant secretary of Tribune, dated the Closing Date, in form and substance reasonably satisfactory to Buyer, as to (i) no amendments to the Restated Certificate of Incorporation of Tribune since a specified date; (ii) the by-laws of Tribune; (iii) the resolutions of the Board of Directors of Tribune authorizing the execution and performance of this Agreement and the transactions contemplated by this Agreement; and (iv) incumbency and signatures of the officers of Tribune executing this Agreement and any Tribune Ancillary Agreement;

          (d) Opinion of counsel to Tribune substantially in the form contained in Exhibit II;
   ----------

          (e) The certificates representing all of the Company Shares, duly endorsed to Buyer or accompanied by duly executed stock powers and with all required stamp taxes affixed thereto;

          (f) A signed resignation by each of the directors and officers of the Company and each Subsidiary;

          (g) All consents, waivers or approvals obtained by Tribune or the Company with respect to the consummation of the transactions contemplated by this Agreement;

          (h) The certificate contemplated by Section 9.1, duly executed by the
                                              -----------
President or any Vice President of Tribune; and

          (i) The minute books, stock ledgers and corporate seal of the Company.

                                   ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF TRIBUNE
                   -----------------------------------------

          As an inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Tribune represents and warrants to Buyer:

          5.1. ORGANIZATION OF TRIBUNE. Tribune is a corporation duly organized,
               -----------------------
validly existing and in good standing under the laws of the State of Delaware.


          5.2. ORGANIZATION AND CAPITAL STRUCTURE OF THE COMPANY. (a) The
               -------------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company is duly qualified to transact business as a foreign corporation and is in good standing in all jurisdictions which are material to the operation of the Business. The Company has the power and authority to own or lease and to operate and use its assets and to carry on the Business as now conducted.

          (b) The authorized capital stock of the Company consists solely of 100 shares of Common Stock, $.01 par value per share, of which 100 shares are issued and outstanding. Except for this Agreement, there are no agreements, arrangements, options, warrants, calls, rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of the Company. All of the outstanding shares of common stock of the Company are duly authorized, validly issued, fully paid and nonassessable and are owned by Tribune of record and beneficially free from all Encumbrances.

          (c) True and complete copies of the Amended and Restated Articles of Incorporation and of the Amended and Restated By-laws of the Company have been made available to Buyer.

          5.3. SUBSIDIARIES. (a) Except as set forth in Schedule 5.3, the
               ------------                             ------------
Company does not, directly or indirectly, own, of record or beneficially, any outstanding voting securities or other equity interests in any Person.

          (b) Schedule 5.3 sets forth the authorized capital stock of each
              -------------
corporation listed in Schedule 5.3 (the "Subsidiaries") and indicates the number
                      ------------       ------------
of issued and outstanding shares of capital stock.  Except as set forth in
Schedule 5.3, there are no agreements, arrangements, options, warrants, calls,
------------
rights or commitments of any character relating to the issuance, sale, purchase or redemption of any shares of capital stock of any of the Subsidiaries. All of the outstanding shares of capital stock of each of the Subsidiaries are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each of the Subsidiaries are owned by the Company or one of the Subsidiaries of record and beneficially free from all Encumbrances, except as set forth in Schedule 5.3.
                                     ------------

          (c) Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary is duly qualified to transact business as a foreign corporation and is in good standing in each of the jurisdictions listed in Schedule 5.3.
                                                               ------------

          (d) True and complete copies of the certificate or articles of incorporation and all amendments thereto and of the By-laws, as amended to date, of each of the Subsidiaries have been made available to Buyer.

          5.4. AUTHORITY OF TRIBUNE. (a) Tribune has the corporate power and
               --------------------
authority to execute, deliver and perform this Agreement (except with respect to the consummation of the sale of the Company Shares to Buyer and the Closing, both of which are subject to the approval of the Board of Directors of Tribune or the Executive Committee of the Board of Directors of Tribune (the "Executive Committee")) and all of the Tribune Ancillary Agreements and to consummate the transactions contemplated hereby and or thereby (except with respect to the consummation of the sale of the Company Shares to Buyer and the Closing, both of which are subject to the approval of the Board of Directors of Tribune or the Executive Committee). The execution, delivery and performance of this Agreement (except, with respect to the consummation of the sale of the Company Shares to Buyer and the Closing, both of which are subject to the approval of the Board of Directors of Tribune or the Executive Committee) and the Tribune Ancillary Agreements by Tribune have been duly authorized and approved and will not require any further authorization or consent of Tribune or its stockholders. This Agreement has been duly authorized, executed and delivered by Tribune (except with respect to the consummation of the sale of the Company Shares to Buyer and the Closing, both of which are subject to the approval of the Board of Directors of Tribune or the Executive Committee) and is the legal, valid and binding obligation of Tribune enforceable in accordance with its terms (except with respect to the consummation of the sale of the Company Shares to Buyer and the Closing, both of which are subject to the approval of the Board of Directors of Tribune or the Executive Committee), and each of the other Tribune Ancillary Agreements will have been duly authorized by Tribune and upon execution and delivery by Tribune will be a legal, valid and binding obligation of Tribune enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b) Except as set forth in Schedule 5.4, neither the execution and
                                     ------------
delivery of this Agreement or any of the Tribune Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Encumbrance upon any of the Company Shares or any of the assets of the Company, under
     (1) the Restated Certificate of Incorporation or By-laws of Tribune, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Tribune or the Company is a party or by which Tribune or the Company is bound, (3) the Amended and Restated Articles of Incorporation of the Company, (4) any Company Agreement, (5) any Court Order to which Tribune or the Company is a party or by which Tribune or the Company is bound, or (6) any Requirements of Laws affecting Tribune or the Company, except for such conflicts, breaches, defaults, events or Encumbrances which would not have a material adverse effect on the assets, Business, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole; or

          (ii) require the approval, consent, authorization or act of, or the making by Tribune or the Company of any declaration, filing or registration with, any Person, except for such approvals, consents, authorizations, acts, declarations, filings or registrations which, if not obtained or made, would not have a material adverse effect on the assets, Business, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole.

          5.5. FINANCIAL STATEMENTS. Schedule 5.5(a) contains (a) the unaudited
               --------------------
consolidated balance sheet of the Company as of December 31, 1995 and the related consolidated statement of income for the year then ended and (b) the unaudited consolidated balance sheet (the "Balance Sheet") of the Company as of
                                           -------------
December 29, 1996 (the "Balance Sheet Date") and the related consolidated
                        ------------------
statement of income for the year then ended. Except as set forth in Schedule
                                                                    --------
5.5(a), such balance sheets and statements of income have been prepared in
------
accordance with generally accepted accounting principles consistently applied and present fairly, in all material respects, the consolidated financial position and results of operations of the Company as of their respective dates and for the respective periods covered thereby subject to the absence of footnotes. Except as set forth in Schedule 5.S(a) and as reflected on the
                                  ---------------
Balance Sheet, there are no material liabilities of the Company or the Subsidiaries (whether matured or unmatured, contingent or absolute) which would have been required to be reflected on an audited balance sheet of the Company and its Subsidiaries, or the footnotes thereto, as of the Balance Sheet Date, and the only liabilities which have been incurred since such date are liabilities incurred in the ordinary course of business that are of a nature and amount consistent with past practices. Schedule 5.5(b) contains the unaudited
                                       ---------------
monthly consolidated balance sheet of the Company for each of the periods indicated thereon. Such monthly balance sheets were based on the books and records of the Company, prepared in accordance with the internal accounting policies of the Company, at each respective date and were generated for internal use only.

          5.6. OPERATIONS SINCE BALANCE SHEET DATE. Except as set forth in
               -----------------------------------
Schedule 5.6, since the Balance Sheet Date, the Company and the Subsidiaries have conducted the Business only in the ordinary course, and there has been no material adverse change in the assets, Business, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole.

          5.7. CONDITION OF ASSETS; AVAILABILITY OF ASSETS. (a) The equipment
               -------------------------------------------
and other tangible personal property which is material to the Business of the Company and the Subsidiaries, taken as a whole, and the buildings and structures located on any real property currently leased, used or occupied by the Company or any Subsidiary are in all material respects in serviceable condition.

          (b) Except as set forth in Schedule 5.7, the assets owned or leased by
                                     ------------
the Company constitute all the assets and properties used in, or necessary for, the operation of the Business of the Company.

          5.8. GOVERNMENTAL PERMITS. (a) The Company and the Subsidiaries own,
               --------------------
hold or possess all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from each Governmental Body which are necessary to entitle them to own or lease, operate and use their assets and to carry on and conduct the Business substantially as currently conducted (herein collectively called "Governmental Permits"), except for such Governmental
                     --------------------
Permits as to which the failure to so own, hold or possess would not have a material adverse effect on the assets, the Business or the operations or financial condition of the Company and the Subsidiaries, taken as a whole.

          (b) To the knowledge of Tribune (i) no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit; and (ii) no notice of cancellation, of default or of any material dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding clause, has been received by the Company or any Subsidiary.

          5.9.  REAL PROPERTY. Neither the Company nor any Subsidiary owns any
                -------------
real property or holds an option to acquire any real property.

          5.10. REAL PROPERTY LEASES. Schedule 5.10 sets forth a list and brief
                --------------------
description of each lease or similar agreement under which the Company or any Subsidiary is lessee of, or holds or operates, any real property owned by any third Person.

          5.11. CONDEMNATION. As of the date of this Agreement, neither the
                ------------
whole nor any part of any real property leased, used or occupied by the Company or any Subsidiary is subject to any pending suit for condemnation or other taking by any Governmental Body, and, to the knowledge of Tribune, no such condemnation or other taking is threatened or contemplated.

          5.12. PERSONAL PROPERTY LEASES. Schedule 5.12 contains as of the date
                ------------------------
of this Agreement a brief description of each lease or other agreement or right, whether written or oral, under which the Company or any Subsidiary is lessee of, or holds or operates, any machinery, equipment or other tangible personal property owned by a third Person, except those which are terminable by the Company or a Subsidiary without penalty on 60 days' or less notice or which provide for annual rentals of less than $25,000.

          5.13. PATENTS AND TRADEMARKS. (a) Schedule 5.13 contains as of the
                ----------------------
date of this Agreement a list and description of:

          (i) all United States and foreign patents and patent applications, all United States, state and foreign trademarks, service marks and trade names for which registrations have been issued or applied for, and all other United States, state and foreign trademarks, service marks and trade names, owned by the Company or any Subsidiary or in which the Company or any Subsidiary holds any right, license or interest used in or relating to the Business (other than such patents, trademarks, service marks and trade names which have not been used by the Company or any Subsidiary since January 1, 1995), showing in each case the product, device, process, service or business covered thereby, the registered or other owner, expiration date and number, if any, and, in the case of any such right, license or interest, a brief description thereof;

          (ii) all United States and foreign copyrights, registered or unregistered, copyright works and copyright applications owned or controlled by the Company or any of its subsidiaries (other than copyrights and copyright works which have not been used by the Company or any Subsidiary since January 1, 1995) showing in each case: the title to the copyright or copyright work; the product, work product, device, process, service, business or publication to which the same relates; the application and/or registration date, number and country (if any); the registered or other owner; and each author to any of the foregoing;

          (iii) all agreements, commitments, contracts, understandings, licenses, assignments and indemnities relating or pertaining to any asset, property or right of the character described in clause (i) and (ii) to which the Company or any Subsidiary is a party, showing in each case the parties thereto and the material terms thereof; and

          (iv) all licenses or agreements pertaining to know-how, trade secrets, inventions, disclosures or uses of ideas used in or relating to the Business to which the Company or any Subsidiary is a party, showing in each case the parties thereto and the material terms thereof.

          (b)    Except as set forth in Schedule 5.13, as of the date hereof, no
                                        -------------
proceedings are pending or, to the knowledge of Tribune, threatened against the Company or any Subsidiary which challenge the validity or ownership of any patent, trademark, trade name, service mark or copyright or the ownership of any other right or property described in Schedule 5.13, and to the knowledge of
                                     -------------
Tribune there is not any infringing use of any of the same by any other Person.

          (c) To the knowledge of Tribune, the operations, activities, products, equipment, machinery or processes of the Business do not infringe the patents, trademarks, service marks, trade names, copyrights or other property rights of any other Person.

          5.14. TITLE TO PROPERTY. Except for assets disposed of in the ordinary
                -----------------
course of business, either the Company or a Subsidiary has good and marketable title to each item of equipment and other tangible personal property reflected on the Balance Sheet, free and clear of all Encumbrances, except for Permitted Encumbrances.

          5.15. NO VIOLATION, LITIGATION OR REGULATORY ACTION.  Except as
                ---------------------------------------------
 set forth in Schedule 5.15:
              -------------

          (i) to the knowledge of Tribune, the Company and the Subsidiaries have complied with all applicable Requirements of Laws and Court Orders, except where failure to so comply would not have a material adverse effect on the assets, Business, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole;

          (ii) as of the date hereof, there are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of Tribune, threatened against the Company or a Subsidiary which are reasonably expected to have a material adverse effect on the assets, Business, results of operations or financial condition of the Company and the Subsidiaries, taken as a whole or involve a claim in excess of $50,000; and

          (iii) as of the date of hereof, there is no action, suit or proceeding pending or, to the knowledge of Tribune, threatened against Tribune or the Company which questions the legality or propriety of the transactions contemplated by this Agreement.

          5.16. INSURANCE. Tribune or its Affiliates maintain, with respect to
                ---------
the Company and the Subsidiaries, policies of fire and extended coverage and casualty, liability and other forms of insurance in such amounts and against such risks and losses as are in its reasonable judgment prudent and shall use reasonable efforts to keep such insurance or comparable insurance in full force and effect through the Closing Date.

          5.17. CONTRACTS. Except as set forth in Schedule 5.17 or any other
                ---------                         -------------
Schedule hereto, as of the date of this Agreement, neither the Company nor any Subsidiary is a party to or bound by:

           (i) any contract for the purchase or sale of real property;

          (ii) any contract for the purchase by the Company or a Subsidiary of supplies, raw materials or equipment which Tribune reasonably anticipates will involve the payment of more than $25,000 after the date hereof or which extends beyond September 30, 1997;

         (iii) any purchase order, agreement or commitment obligating the Company or any of the Subsidiaries, individually or taken together, to purchase or sell any products, publications or services or to provide any advertising in the Company's publications and which (A) is not terminable by the Company or one of the Subsidiaries without payment or penalty upon 60 days' (or less) notice, (B) relates to purchases or sales in an aggregate amount exceeding $25,000 or (C) is presently expected to result in a loss upon completion or performance thereof in an amount in excess of $25,000;

          (iv) any agreements or arrangements with the Tribune or any of its other Affiliates;

          (v) any guarantee of the obligations of customers, suppliers, officers, directors, employees, Affiliates or others; or

          (vi) any agreement which provides for the incurrence by the Company or a Subsidiary of debt for borrowed money.

          5.18. STATUS OF CONTRACTS. Except as set forth in Schedule 5.18 or in
                -------------------                         -------------
any other Schedule hereto, each of the leases, contracts and other agreements listed in Schedules 5.10, 5.12, 5.13 or 5.17 (collectively, the "Company
          --------------  ----  ----    ----                     -------
Agreements") constitutes a valid and binding obligation of the Company or a
----------
Subsidiary and, to the knowledge of Tribune, the other parties thereto (subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles) and is in full force and effect. Neither the Company nor any Subsidiary is in, or, to the knowledge of Tribune, alleged to be in, material breach or material default under, any of the Company Agreements and, to the knowledge of Tribune, no other party to any of the Company Agreements is in material breach or material default thereunder, and, to the knowledge of Tribune, no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by the Company or, to the knowledge of Tribune, by any such other party. Complete and correct copies of each of the Company Agreements have heretofore been made available to Buyer by Tribune.

          5.19.  ENVIRONMENTAL MATTERS. Except as set forth in Schedule 5.19:
                 ---------------------                         -------------

          (i) applicable Environmental Laws, except for such noncompliance which would not have a material adverse effect on the assets, business, operations or financial condition of the Company and the Subsidiaries, taken as a whole;

          (ii) to the knowledge of Tribune, neither the Company or any Subsidiary nor any real property previously owned by the Company or any Subsidiaries is subject to any investigation by, order from or written agreement with any Person (including without limitation any prior owner or operator of any real property previously owned by the Company or any Subsidiary) respecting (A) any Environmental Law, (B) any Remedial Action or (C) any claim of Losses and Expenses arising from the Release or threatened Release of a Contaminant into the environment;

          (iii) neither the Company nor any Subsidiary is a party to or otherwise subject to any judicial or administrative proceeding, order, judgment, decree or settlement alleging or addressing a violation of or liability under any Environmental Law, which proceeding, order, judgment, decree or settlement is reasonably expected to have a material adverse effect on the assets, the Business or the operations or financial condition of the Company and the Subsidiaries, taken as a whole; and

          (iv) to the knowledge of Tribune, since June 30, 1994, neither the Company nor any Subsidiary has received any written notice or claim to the effect that it is or may be liable to any Person as a result of the Release of a Contaminant into the environment from or on any real property owned by the Company or any Subsidiary or any third party disposal site, which notice or claim is reasonably expected to have a material adverse effect on the assets, Business, operations or financial condition of the Company and the Subsidiaries, taken as whole.

          5.20. TAXES. Except as set forth on Schedule 5.20, (i) the Company and
                -----                         -------------
each Subsidiary has filed all material Tax Returns required to have been filed on or before the date hereof, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been timely paid and all such Tax Returns that have been filed were when filed, and continue to be, true, correct and accurate in all material respects; (iii) neither the Company nor any Subsidiary has waived in writing any statute of limitations in respect of Taxes of the Company or such Subsidiary; (iv) the Tax Returns referred to in clause (i) relating to federal and state income Taxes have been examined by the Internal Revenue Service or the appropriate state taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (v) no issues that have been raised in writing by the relevant taxing authority in connection with the examination of the Tax Returns referred to in clause (i) are currently pending; and (vi) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns referred to in clause (i) by a taxing authority have been paid in full or adequately reserved for. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.20 shall cause Tribune to be liable
                                ------------
for any Taxes for which Tribune is not expressly liable pursuant to Section
                                                                    -------
11.1(a) (relating to Tax matters).
-------


     5.21. EMPLOYEE BENEFITS. (a) Schedule 5.21(a) sets forth a true and
           -----------------      ----------------
complete list of each "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) and each "employee welfare benefit plan" (as such term is defined in Section 3(1) of ERISA) covering any employee or former employee of any Company (the "Welfare Plans") (collectively the "Plans"). Except as
                  -------------                      -----
disclosed on Schedule 5.21(a): neither Tribune nor the Company has ever (i)
             ----------------
maintained any employee pension benefit plan, or (ii) been required to contribute to any "multiemployer plan'' (as such term is defined in Section 3(37) of ERISA).

          (b) Tribune has caused the Company to deliver to Buyer with respect to each Plan, correct and complete copies, where applicable, of (i) all Plan documents and amendments, trust agreements and insurance and annuity contracts and policies, (ii) the most recent IRS determination letter, (iii) the Annual Reports (Form 5500 Series) and accompanying schedules, as filed, for the most recently completed Plan year, and (iv) the current summary plan description.

          (c) To the knowledge of Tribune, each Plan complies, and has been administered to comply, in all material respects with all requirements of law and regulations applicable thereto, and there has been no notice issued by any governmental authority questioning or challenging such compliance. There are no actions, suits or claims (other than routine claims for benefits) pending or, to Tribune's knowledge, threatened involving such Plans or the assets of such Plans which, in the aggregate, would have a material impact on the financial position of the Company. Except as disclosed on Section 5.21(c), the Company has no
                                        ---------------
obligations under any of the Welfare Plans or otherwise to provide health or death benefits to or in respect of former employees, except as specifically required by the continuation requirements of Part 6 of Title I of ERISA.

          5.22. EMPLOYEE RELATIONS. (a) The Company and each of the
                ------------------
Subsidiaries has complied in all material respects with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the Business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

          (b) As of the date of this Agreement, there is no (i) unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board, any state labor relations board or any court or tribunal and, to the knowledge of Tribune, none is or has been threatened, (ii) employee grievance pending against the Company or any of the Subsidiaries and, to the knowledge of the Tribune, none is or has been threatened which, in any such case, if adversely determined in respect of the Company or any of the Subsidiaries, would have a material adverse effect on the Business or the results of operations, properties or condition (financial or otherwise) of the Company and the Subsidiaries considered as a whole or (iii) arbitration proceeding arising out of or under any collective bargaining agreement pending against the Company or any of the Subsidiaries and, to the knowledge of the Tribune, none is or has been threatened.

          5.23. DIRECTORS AND OFFICERS. Schedule 5.23 sets forth an accurate
                ----------------------  -------------
 and complete list as of the date of this Agreement of:

          (i) the names of all directors of the Company and each Subsidiary; and

          (ii) the names of all officers of the Company and each Subsidiary.

          5.24. NO FINDER. Neither Tribune nor any Person acting on its behalf
                ---------
has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          5.25. CIRCULATION. The circulation base information, including,
                -----------
without limitation, with respect to paid, qualified and non-qualified circulation, of Farm Journal, Top Producer, the Today magazines and the other publications of the Company as set forth in the applicable Publisher's Statements for the year ended December 31, 1996 attached hereto as Schedule 5.25 is accurate in all material respects and since such date there has been no material decrease in such circulation numbers.


                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          As an inducement to Tribune to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Tribune:

          6.1. ORGANIZATION OF BUYER. Buyer is a corporation, duly organized,
               ---------------------
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own or lease and to operate and use its properties and assets and to carry on its business as now conducted.

          6.2. AUTHORITY OF BUYER. (a) Buyer has full power and authority to
               ------------------
execute, deliver and perform this Agreement and all of the Buyer Ancillary Agreements and to consummate the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer have been duly authorized and approved by Buyer's board of directors and stockholders and do not require any further authorization or consent of Buyer or its stockholders. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms, and each of the other Buyer Ancillary Agreements has been duly authorized by Buyer and upon execution and delivery by Buyer will be a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, in each case subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting creditors' rights and to general equity principles.

          (b) Neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements or the consummation of any of the transactions contemplated hereby or thereby nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will:

          (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under (1) the Certificate of Incorporation or By-laws of Buyer, (2) any material note, instrument, agreement, mortgage, lease, license, franchise, permit or other authorization, right, restriction or obligation to which Buyer is a party or any of its properties is subject or by which Buyer is bound, (3) any Court Order to which Buyer is a party or by which it is bound or (4) any Requirements of Laws affecting Buyer, except for such conflicts, breaches, defaults, events or Encumbrances which would not have a material adverse effect on the assets, business, results of operations or financial condition of Buyer and its subsidiaries, taken as a whole, or

          (ii) require the approval, consent, authorization or act of, or the making by Buyer of any declaration, filing or registration with, any Person, except for such approvals, consents, authorizations, acts, declarations, filings or registrations which, if not obtained or made, would not have a material adverse effect on the assets, business, results of operations or financial condition of Buyer and its subsidiaries, taken as a whole.

          6.3. INVESTMENT INTENT. Buyer is acquiring the Company Shares as an
               -----------------
investment for its own account and not with a view to the distribution or sale thereof. Buyer shall not sell, transfer, assign, pledge or hypothecate any of the Company Shares in the absence of registration under, or pursuant to an applicable exemption from, federal and all applicable state securities laws.

          6.4. NO FINDER. Neither Buyer nor any Person acting on its behalf has
               ---------
paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

          6.5. HSR ACT. The formation of Buyer is not subject to the reporting
               -------
 requirements of the HSR Act.


                                  ARTICLE VII

                        ACTION PRIOR TO THE CLOSING DATE
                        --------------------------------

          The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

          7.1. INVESTIGATION. Tribune shall cause the Company to afford to the
               -------------
officers, employees and authorized representatives of Buyer (including, without limitation, independent public accountants and attorneys) reasonable access during normal business hours upon reasonable advance notice to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the

Company and the Subsidiaries to the extent Buyer shall reasonably deem necessary or desirable and shall furnish to Buyer or its authorized representatives such additional information concerning the Company as shall be reasonably requested; provided, however, that the Company shall not be required to violate any
--------  -------
obligation of confidentiality to which it is subject in discharging its obligations pursuant to this Section 7.1. Buyer agrees that such investigation
                             -----------
shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company.

          7.2. PRESERVE ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the
               ---------------------------------------------------
parties hereto shall refrain from taking any action which would render any representation or warranty contained in this Agreement inaccurate as of the Closing Date. Each party shall promptly notify the other of any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement.

          7.3. CONSENTS OF THIRD PARTIES; GOVERNMENTAL APPROVALS. (a) Tribune
               -------------------------------------------------
and Buyer will act diligently and reasonably to (i) secure, before the Closing Dace, the consent., approval or waiver, in form and substance reasonably satisfactory to Buyer, from any party to any Company Agreement required to be obtained to satisfy the conditions set forth in Section 9.3 or Section 10.2 and,
                                                -----------    ------------
(ii) cause Buyer to be substituted for Tribune or any of its Affiliates, effective as of the Closing, in respect of all obligations of Tribune or any of its Affiliates under each of the guaranties set forth in Schedule 7.3 (the
                                                         ------------
"Guaranties"); provided that neither Tribune nor Buyer shall have any obligation
 ----------
to offer or pay any consideration in order to obtain any such consents or approvals.

          (b) During the period prior to the Closing Date, Tribune and Buyer shall act diligently and reasonably, and shall cooperate with each other, to secure any consents and approvals of any Governmental Body required to be obtained by them in order to permit the consummation of the transactions contemplated by this Agreement, or to otherwise satisfy the conditions set forth in Sections 9.2 and 10.2.
   ------------     ----

          7.4. OPERATIONS PRIOR TO THE CLOSING DATE. (a) Tribune shall cause
               ------------------------------------
the Company to operate and carry on the Business only in the ordinary course and substantially as presently operated. Consistent with the foregoing, Tribune shall cause the Company and the Subsidiaries to use its reasonable efforts consistent with good business practice to preserve the goodwill of the suppliers, employees, customers and others having business relations with the Company and the Subsidiaries.

          (b) Notwithstanding Section 7.4(a), except as expressly contemplated
                              --------------
by this Agreement or except with the express written approval of Buyer (which Buyer agrees shall not be unreasonably withheld or delayed), from and after the Balance Sheet Date, Tribune shall cause the Company and the Subsidiaries to not:

          (i) make any material change in the Business or the operations of the Company and the Subsidiaries;

          (ii) enter into any contract, agreement, undertaking or commitment which would have been required to be set forth in Schedule 5.17 if in
                                                       -------------
     effect on the date hereof;

          (iii) enter into any contract for the purchase of real property or any option to extend a lease listed in Schedule 5.10;
                                            -------------

          (iv) create, incur or assume, or agree to create, incur or assume, any indebtedness for borrowed money (other than money borrowed from or advances from Tribune or any of its Affiliates in the ordinary course of business) or enter into, as lessee, any capitalized lease obligations (as defined in Statement of Financial Accounting Standards No. 13);

          (v) institute any material increase in any profit-sharing, bonus, incentive, deferred compensation. insurance, pension, retirement, medical, hospital, disability, welfare or other employee benefit plan with respect to its employees of the Company or any Subsidiary or declare or pay any dividend or redeem any capital stock or repay any intercompany indebtedness; provided, however, that the restrictions set forth in this
                   --------  -------
     clause (v) shall not prohibit the Company from (i) distributing to Tribune or an Affiliate of Tribune prior to the Closing Date the proceeds from the sale of the Real Property and (ii) repaying to Tribune or an Affiliate of Tribune prior to the Closing Date intercompany indebtedness owed to Tribune or an Affiliate of Tribune in an amount not to exceed actual cash advances made by Tribune or an Affiliate of Tribune to the Company from and after January 1, 1997;

          (vi) make any material change in the compensation of employees of the Company or any Subsidiary, other than changes made in accordance with normal compensation practices and consistent with past compensation practices; or

          (vii) make any material change in the accounting policies applied in the preparation of the Balance Sheet.

          7.5. CANCELLATION OF INTERCOMPANY DEBT OWED TO TRIBUNE. At or prior
               -------------------------------------------------
to the Closing Date Tribune shall cancel all intercompany debt owed by the Company or any Subsidiary to Tribune or any Affiliate of Tribune so that as of Closing no amounts shall be owed to Tribune or its Affiliates by the Company or the Subsidiaries.

          7.6. FINANCING; SUPERIOR PROPOSAL. (a) From the date of this
               ----------------------------
Agreement to and including February 19, 1997, Tribune and its officers, employees, representatives, agents and Affiliates shall not solicit, initiate, encourage, facilitate, entertain (including by way of furnishing information relating to the Company) or respond to proposals for (i) the purchase of the Company Shares by a Person other than Buyer or (ii) the purchase of any material assets of the Company by a Person other than Buyer.

          (b) Commencing on February 19, 1997, Tribune and its officers, employees, representatives, agents and Affiliates are expressly permitted to solicit, initiate, encourage, facilitate, entertain (including by way of furnishing information relating to the Company) and respond to proposals for (i) the purchase of the Company Shares by a Person other than Buyer or (ii) the exchange of the Company's assets pursuant to (S)1031 of the Code. If Tribune receives a

Superior Proposal (as hereinafter defined), Tribune must deliver a notice
(the "Superior Proposal Notice") to Buyer specifying the material terms and
      ------------------------
conditions of such Superior Proposal.  Tribune may terminate this Agreement on or after 5:00 p.m., Chicago time, on the third business day after delivering the Superior Proposal Notice to Buyer unless, prior to such time, Buyer deposits $170,000 (the "Deposit Amount") in an account designated by Tribune. If the
               --------------
Closing occurs, then the Deposit Amount and all earnings thereon shall be retained by Tribune and applied to the payment of the Purchase Price to be paid to Tribune by Buyer at Closing. If the Closing does not occur solely because of
(A) the failure of Buyer to satisfy the condition precedent set forth in Section
                                                                         -------
9.5 on or prior to February 28, 1996 or (B) a material breach by Buyer in the
---
performance of any of its covenants and agreements contained herein or a material breach of its representations and warranties contained herein (and provided that Tribune is not in material breach in the performance of any of its covenants or agreements contained herein or of any of its representations and warranties contained herein), then Tribune shall retain the Deposit Amount and all earnings thereon and the retention of the Deposit Amount and all earnings thereon by Tribune shall be Tribune's sole remedy for any such breach by Buyer;

provided, however, that Tribune shall return to Buyer the Deposit Amount and all
--------  -------
earnings thereon upon (A) the closing of the transaction specified in the Superior Proposal Notice or (B) the closing of another transaction meeting the criteria of a Superior Proposal. If the Closing does not occur for any other reason, then the Deposit Amount and all earnings thereon are to be delivered to Buyer. For purposes of this Agreement, a "Superior Proposal" means any bona
                                           -----------------
fide written proposal made by a third party to acquire, directly or indirectly, all of the Company Shares for a purchase price in excess of $18 million or to exchange substantially all of the assets of the Company for the assets of such third party pursuant to (S)1031 of the Code on terms which Tribune determines in its good faith judgment to be more favorable to Tribune than the transaction contemplated by this Agreement. In determining whether a Superior Proposal is more favorable to Tribune, Tribune may take into account non-economic factors and shall not be precluded from accepting a Superior Proposal which contains economic terms less favorable than the economic terms set forth in this Agreement if Tribune shall have otherwise determined that the proposal is a Superior Proposal.

          7.7. HSR ACT FILING. Buyer shall determine if a filing by Buyer is
               --------------
required under the HSR Act. If such a filing is required, Buyer shall notify Tribune promptly upon making such a determination. As promptly as practicable thereafter, Buyer and Tribune shall file with the Federal Trade Commission and the Antitrust Division of the Department of Justice the notifications and other information required to be filed under the HSR Act, or any rules and regulations promulgated thereunder, with respect to the transactions contemplated hereby. Each party warrants that all such filings by it will be, as of the date filed, true and accurate and in accordance with the requirements of the HSR Act and any such rules and regulations. Each of Buyer and Tribune agrees to make available to the other such information as each of them may reasonably request relative to its business, assets and property (including, in the case of Tribune, the Company) as may be required of each of them to file any additional information requested by such agencies under the HSR Act and any such rules and regulations.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS
                             ---------------------

          8.1. USE OF NAMES. Tribune is not granting Buyer, the Company or any
               -------------
Subsidiary a license to use any of Tribune's tradenames or trademarks of Tribune or its Affiliates (including, without limitation, "Tribune Company"), and Buyer
                                                   ---------------
shall not permit the Company or any Subsidiary to use in any manner after the Closing any names or marks of Tribune or any of Tribune's Affiliates or any word that is similar in sound or appearance to such names or marks. Buyer acknowledges that Tribune and its Affiliates would be irreparably harmed by any breach of this Section 8.1 and that any relief under Article XII will be
               -----------                           -----------
inadequate to compensate Tribune or such Affiliates for any such breach. Accordingly, Buyer agrees that, in addition to any relief available under
Article XII, Tribune and its Affiliates shall be entitled, without the necessity
-----------
of proving actual damages or posting any bond, to injunctive relief against Buyer and any involved Affiliates of Buyer in the event of any breach or threatened breach by Buyer (or its Affiliates) of its covenants and agreements in this Section 8.1 and Buyer (on behalf of itself and its Affiliates) consents
        -----------
to the entry thereof. Notwithstanding any provision of this Agreement, the Company and the Subsidiaries shall have the right, for a period not exceeding 60 days from the Closing Date, to distribute materials of the Company or any Subsidiary marked with tradenames or trademarks of Tribune (including describing the Company or any Subsidiary as a Tribune Company) printed on such materials prior to the Closing Date, provided that Buyer shall cause the Company or Subsidiary where feasible to remove such names and marks or to indicate thereon prior to any use thereof the change in the ownership of the Company and, in any event, on and after the 60th day after the Closing Date, Buyer shall cause the Company or Subsidiary to remove such names and marks or to indicate thereon prior to any use thereof the change in the ownership of the Company and the Subsidiaries.

          8.2. EMPLOYEE MATTERS. Tribune agrees to cause payment of all 401(k)
               ----------------
contributions for the fiscal year ended December 29, 1996 prior to Closing (which equals $60,000 as of December 29, 1996 and was included as a liability in the Balance Sheet).

          8.3. RETIRED EMPLOYEES. Buyer agrees to cause the Company to notify
               -----------------
Tribune in a reasonable and timely manner upon the Company's receipt of notice of any claim with respect to the benefits of the Retired Employees described in
Schedule 5.21(c).
----------------


                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER
                  --------------------------------------------

          The obligations of Buyer under this Agreement shall, at the option of Buyer, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          9.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES.
               ----------------------------------------------------------
There shall have been no material breach by Tribune in the performance of any of its covenants and agreements herein which shall not have been remedied or cured; each of the representations and warranties of Tribune contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on the Closing Date (except to the extent that they expressly relate to an earlier date), except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Buyer or any transaction permitted by Section 7.4 or
                                                                 -----------
7.7 and except for such untruths or inaccuracies as have not had and are not
---
reasonably likely to have a material adverse effect on the assets, prospects, Business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or materially adversely affect the ability of Tribune to consummate the transactions contemplated by this Agreement; and there shall have been delivered to Buyer a certificate to such effect, dated the Closing Date, signed on behalf of Tribune by the President or any Vice President of Tribune.

          9.2. NECESSARY APPROVALS. Buyer shall have received all approvals and
               -------------------
actions of or by all Governmental Bodies or Persons which are necessary to consummate the transactions contemplated hereby which are specified in Schedule
                                                                       --------
9.2 (being those which Buyer is required by applicable law or regulation to have
---
to operate the Business) and the real property leases which are specified in
Schedule 5.4, other than such real property leases relating to office space for
------------
which there is a substantially similar alternative office space readily available to the Company at a substantially similar rental rate and which would not require the incurrence by the Company of lease termination, relocation and other costs which, in the aggregate, would be material to the Company.

          9.3. NECESSARY CONSENTS. Tribune shall have received the consents, in
               ------------------
form and substance reasonably satisfactory to Buyer, which are specified in
Schedule 9.3.
------------

          9.4. CLOSING DELIVERIES. Tribune shall have delivered to Buyer the
               ------------------
Closing Date deliveries set forth in Section. 4.4.
                                      ------------

          9.5. FINANCING . Buyer shall have obtained an amount of funds from
               ---------
third parties sufficient to finance the acquisition of the Company Shares from Tribune.

          9.6  EXECUTIVE COMMITTEE APPROVAL. The Executive Committee or the
               ----------------------------
Board of Directors of Tribune shall have approved this Agreement and the transactions contemplated hereby.

          9.7. HSR ACT. Any applicable waiting period under the HSR Act shall
               -------
have expired or been terminated.

          Notwithstanding the failure of any one or more of the foregoing conditions, Buyer may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver. To the extent that at the Closing Tribune delivers to Buyer a written notice specifying in reasonable detail the failure of any of such conditions or the breach by Tribune of any of the representations or warranties of Tribune herein, and nevertheless Buyer proceeds with the Closing, Buyer shall be deemed to have waived for all purposes any rights or remedies it may have against Tribune by reason of the failure of any such conditions or the breach of any such representations or warranties to the extent described in such notice.

                                   ARTICLE X

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF TRIBUNE
                 ----------------------------------------------

          The obligations of Tribune under this Agreement shall, at the option of Tribune, be subject to the satisfaction, on or prior to the Closing Date, of the following conditions:

          10.1. NO MISREPRESENTATION OR BREACH OF COVENANTS AND WARRANTIES.
                ----------------------------------------------------------
There shall have been no material breach by Buyer in the performance of any of its covenants and agreements herein which shall not have been remedied or cured; each of the representations and warranties of Buyer contained in this Agreement shall be true and correct on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in writing by Tribune or any transaction contemplated by this Agreement and except for such untruths or inaccuracies as have not had and are not reasonably likely to have a material adverse effect on the assets, business, results of operations or financial condition of Buyer or materially adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement; and there shall have been delivered to Tribune a certificate to such effect, dated the Closing Date and signed on behalf of Buyer by the President or any Vice President of Buyer.

          10.2. NECESSARY CONSENTS. Tribune shall have received consents, in
                ------------------
form and substance reasonably satisfactory to Tribune, which are specified in
Schedule 10.2.
-------------

          10.3. LETTER OF CREDIT. The stand-by letter of credit delivered to
                ----------------
Centre Square in connection with the Lease dated July 17, 1995 between the Company and Centre Square shall have been terminated.

          10.4. CLOSING DELIVERIES. Buyer shall have delivered to Tribune the
                ------------------
Closing Date deliveries set forth in Section 4.3.
                                     -----------

          10.5. EXECUTIVE COMMITTEE APPROVAL. The Executive Committee or the
                ----------------------------
Board of Directors of Tribune shall have approved this Agreement and the transactions contemplated hereby.

          10.6. HSR ACT. Any applicable waiting period under the HSR Act shall
                -------
have expired or been terminated or Buyer shall have delivered to Tribune a certificate, dated the Closing Date, and signed on behalf of Buyer by the President or any Vice President of Buyer to the effect that the "person" (as defined in 16 C.F.R. (S) 801.1(a)(1) (1996)) in which Buyer is included prior to the Closing does not have ``annual net sales" (as defined in 16 C.F.R. (S)
801.11 (1996)) or "total assets" (as defined in 16 C.F.R. (S) 801.11 (1996)) of
$10 million or more.

          Notwithstanding the failure of any one or more of the foregoing conditions, Tribune may proceed with the Closing without satisfaction, in whole or in part, of any one or more of such conditions and without written waiver.
To the extent that at the Closing Buyer delivers to Tribune a written notice specifying in reasonable detail the failure of any of such conditions or the breach by Buyer of any of the representations or warranties of Buyer herein, and nevertheless Tribune proceeds with the Closing, Tribune shall be deemed to have waived for all purposes any rights or remedies it may have against Buyer by reason of the failure of any such conditions or the breach of any such representations or warranties to the extent described in such notice.


                                   ARTICLE XI

                                  TAX MATTERS
                                  -----------

          11.1. LIABILITY FOR TAXES. (a) Tribune shall be liable for and pay,
                -------------------
and pursuant to Article XII, and subject to the limitations thereof, shall
                -----------
indemnify Buyer against all Taxes (i) imposed on the Company or any Subsidiary pursuant to Treas. Reg. (S) 1.1502-6 or similar provision of state or local law solely as a result of the Company or such Subsidiary having been a member of the Tribune's Group, or (ii) imposed on the Company or any Subsidiary, or for which the Company or any Subsidiary may otherwise be liable, for any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date, provided, however, that Tribune shall not be liable for or pay, and shall
      --------  -------
not indemnify Buyer against, (A) any Taxes shown as a liability or reserve on the Balance Sheet, (B) any Taxes that result from any actual or deemed election under Section 338 of the Code or any similar provisions of state, local or foreign law as a result of the purchase of the Company Shares or the deemed purchase of shares of any Subsidiary or that result from the Company or any Subsidiary engaging in any activity to engage in any transaction that would cause the purchase of the Company Shares to be treated as a purchase or sale of assets of the Company or any Subsidiary for federal, state or local Tax purposes, and (C) any Taxes imposed on the Company or any Subsidiary for which the Company or any Subsidiary may otherwise be liable, in either case, as a result of transactions occurring on the Closing Date that are properly allocable to the portion of the Closing Date after the Closing (Taxes described in this proviso, hereinafter "Excluded Taxes"). Tribune shall be entitled to any refund
                      --------------
of (or credit for) Taxes, other than Excluded Taxes, allocable to any taxable year or period that ends on or before the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period ending on and including the Closing Date.

          (b) Buyer shall be liable for and pay, and pursuant to Article XII and
                                                                 -----------
subject to the limitations thereof shall indemnify Tribune against, (i) all Taxes imposed on the Company or any Subsidiary, or for which the Company or any Subsidiary may otherwise be liable, for any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date and (ii) Excluded Taxes. Buyer shall be entitled to any refund of (or credit for) (i) Taxes allocable to any taxable year or period that begins after the Closing Date and, with respect to any Straddle Period, the portion of such Straddle Period beginning after the Closing Date and (ii) Excluded Taxes.

          (c) For purposes of Section 11.1(a) and (b), whenever it is necessary
                              ---------------     ---
to determine the liability for Taxes of the Company or a Subsidiary for a Straddle Period, the determination of the Taxes of the Company or such Subsidiary for the portion of the Straddle Period ending on and including, and the portion of the Straddle Period beginning after, the Closing Date shall be determined by assuming that the Straddle Period consisted of two taxable years or periods, one which ended at the close of the Closing Date and the other which began at the beginning of the day following the Closing Date, and items of income, gain, deduction, loss or credit of the Company or such Subsidiary for the Straddle Period shall be allocated between such two taxable years or periods on a "closing of the books basis" by assuming that the books of the Company or such Subsidiary were closed at the close of the Closing Date and Tribune shall prepare and bear the cost of its preparing any financial statements required to determine the tax liabilities of the Company for the period ended on the Closing Date; provided, however, that
                                                         --------  -------
(i) transactions occurring on the Closing Date that are properly allocable to the portion of the Closing Date after the Closing shall be allocated to the taxable year or period that is deemed to begin at the beginning of the day following the Closing Date, (ii) exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned between such two taxable years or periods on a daily basis and (iii) other items of income, gain, deduction, loss or credit for the month in which the Closing Date occurs shall be allocated between such two taxable years or periods by allocating an equal amount of such items to each calendar day in such month, except that extraordinary items described in Treas. Reg. (S) 1.150276(b)(2)(ii)(C) shall be allocated to the day that they are taken into account. Notwithstanding the foregoing provisions of this Section 11.1(c), if
                                                          ---------------
the transactions contemplated by this Agreement result in the reassessment of the value of any property owned by the Company or any Subsidiary for property Tax purposes, or the imposition of any property Taxes at a rate which is different than the rate that would have been imposed if such transactions had not occurred, then (A) the portion of such property Taxes for the portion of the Straddle Period ending on and including the Closing Date shall be determined on a daily basis, using the assessed value and Tax rate that would have applied had such transactions not occurred, and (B) the portion of such property Taxes for the portion of such Straddle Period beginning after the Closing Date shall be the total property Taxes for the Straddle Period minus the amount described in clause (A) of this sentence.

          (d) If, as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return, there is any change after the Closing Date in an item of income, gain, loss, deduction, credit or amount of Tax that results in an increase in a Tax liability for which Tribune would otherwise be liable pursuant to Section 11.1(a), and such change results in a realized decrease in
            ---------------
the Tax liability of the Company, any Subsidiary, Buyer or any Affiliate or successor of any thereof for any taxable year or period beginning after the Closing Date or for the portion of any Straddle Period beginning after the Closing Date, Tribune shall not be liable pursuant to Section 11.1(a) with
                                                      ---------------
respect to such increase to the extent of such realized decrease.

          (e) Tribune and Buyer expressly agree that Tribune makes no representation, warranty or covenant with respect to the amount of, or the ability to utilize, any net operating loss carryovers, net capital loss carryovers, credits or similar items of the Company or any Subsidiary at any time. Without limiting the generality of the foregoing, Tribune shall have no liability for a reduction in or elimination of any net operating loss carryover, net capital loss carryover, credits or similar item as a result of income or gain realized by the Company, any Subsidiary or any Affiliate thereof on or prior to the Closing Date or as a result of any action, suit, investigation, audit, claim, assessment or amended Tax Return relating to taxable years or periods (or portions thereof) that end on or before the Closing Date.

          11.2. TAX RETURNS. (a) Tribune shall file or cause to be filed when
                -----------
due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company and each Subsidiary for taxable years or periods ending on or before the Closing Date and Tribune shall remit or cause to be remitted any Taxes due in respect of such Tax Returns, and Buyer shall file or cause to be filed when due (taking into account all extensions properly obtained) all Tax Returns that are required to be filed by or with respect to the Company and each Subsidiary for taxable years or periods ending after the Closing Date and Buyer shall remit or cause to be remitted any Taxes due in respect of such Tax Returns. With respect to any Tax Returns to be filed by Buyer pursuant to the preceding sentence that relate to taxable years or periods ending on or before the Closing Date (i) such Tax Returns shall be filed in a manner consistent with past practice and no position shall be taken, election made or method adopted that is inconsistent with positions taken, elections made or methods used in prior periods in filing such Tax Returns (including, without limitation, any position which would have the effect of accelerating income to periods for which Tribune is liable or deferring deductions to periods for which Buyer is liable) and (ii) such Tax Returns shall be submitted to Tribune not later than 30 days prior to the due date for filing such Tax Returns (or, if such due date is within 45 days following the Closing Date, as promptly as practicable following the Closing Date) for review and approval by Tribune, which approval may not be unreasonably withheld, but may in all cases be withheld if such Tax Returns were not prepared in accordance with clause (i) of this sentence.

          (b) None of Buyer or any Affiliate of Buyer shall (or shall cause or permit the Company or any Subsidiary to) amend, refile or otherwise modify any Tax Return relating in whole or in part to the Company or any Subsidiary with respect to any taxable year or period ending on or before the Closing Date (or with respect to any Straddle Period) without either (i) the prior written consent of Tribune, which consent may be withheld in the sole discretion of Tribune or (ii) in the event that a Governmental Authority requires any such Tax Return to be amended, refiled or otherwise modified providing prior written notice to Tribune of any such requirement and affording Tribune any legally available opportunity to contest such requirement at its sole expense.

          (c) Buyer shall provide to Tribune and Tribune's authorized representatives sufficient access to the Company's books, records, and any ledgers to enable Tribune to prepare a package of Tax information materials, including, without limitation, schedules and work papers (the "Tax Package")
                                                               -----------
required by Tribune to enable Tribune to prepare and file all Tax Returns required to be prepared and filed by it pursuant to Section 11.2(a). The Tax
                                                    ---------------
Package shall be completed in accordance with past practice, including past practice as to providing such information and as to the method of computation of separate taxable income or other relevant measure of income of the Company.

          11.3. CONTEST PROVISIONS. Buyer shall promptly notify Tribune in
                ------------------
writing upon receipt by Buyer, any of its Affiliates, the Company or any Subsidiary of notice of any pending or threatened federal, state, local or foreign Tax audits, examinations or assessments which might affect the Tax liabilities for which Tribune may be liable pursuant to Section 11.1(a).
                                                        ---------------

          Tribune shall have the sole right to represent the Company's and each Subsidiary's interests in any Tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date or otherwise relating to Taxes for which Tribune may be liable pursuant to Section 11.1(a),
                                                              ---------------
and to employ counsel of its choice at its expense. In the case of a Straddle Period, Buyer shall control any audit, administrative or court proceeding, but Tribune shall be entitled to participate at its expense in any Tax audit or administrative or court proceeding relating (in whole or in part) to Taxes attributable to the portion of such Straddle Period ending on and including the Closing Date and, with the written consent of Buyer, and at Tribune's sole expense, may assume the entire control of such audit or proceeding. None of Buyer, any of its Affiliates, the Company or any Subsidiary may settle any Tax claim for any taxable year or period ending on or before the Closing Date (or for any Straddle Period) which may be the subject of indemnification by Tribune under Section 11.1(a), or otherwise relating to Taxes which Tribune may be
      ---------------
liable pursuant to Section 11.1(a), without the prior written consent of
                   ---------------
Tribune, which consent may be withheld in the sole discretion of Tribune.

          11.4. ASSISTANCE AND COOPERATION. After the Closing Date, each of
                --------------------------
Tribune and Buyer shall (and cause their respective Affiliates to):

          (i) assist the other party in preparing any Tax Returns which such other party is responsible for preparing and filing in accordance with
     Section 11.2(a);
     ---------------

          (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding any Tax Returns of the Company and each Subsidiary;

          (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company and each Subsidiary;

          (iv) provide timely notice to the other in writing of any pending or threatened Tax audits or assessments of the Company and each Subsidiary for taxable periods for which the other may have a liability under Section
                                                                    -------
     11.1;
     ----

          (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any Tax audit or information request with respect to any such taxable period; and

          (vi) timely sign and deliver such certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce), or file Tax Returns or other reports with respect to sales, transfer and similar Taxes; and

          (vi) timely provide to the other powers of attorney or similar authorizations necessary to carry out the purposes of this Section 11.4.
                                                                ------------

                                  ARTICLE XII

                                INDEMNIFICATION
                                ---------------

          12.1. INDEMNIFICATION BY TRIBUNE. (a) Tribune agrees to indemnify and
                --------------------------
hold harmless each Buyer Group Member from and against any and all Losses and Expense incurred by such Buyer Group Member in connection with or arising from:

          (i) any breach by Tribune of any of its covenants in this Agreement;

          (ii) any breach of any warranty or the inaccuracy of any representation of Tribune contained in this Agreement;

          (iii) the obligation of the Company (A) to provide the medical, hospital or death benefits to the retired former employees of the Company set forth on Schedule 5.21(c) or (B) to indemnify and hold harmless each
                  ----------------
     individual who served as director of the Company on or before the Closing Date from any claim or liability of any kind; or

          (iv) any liability with respect to (A) a violation of any Environmental Law directly relating to the Real Property which occurs on or after the closing date of the sale of the Real Property by the Company, (B) any Remedial Action taken with respect to the Real Property on or after the closing date of the sale of the Real Property by the Company or (C) any claim of Losses and Expenses arising on or after the closing date of the sale of the Real Property by the Company from the Release or threatened Release of a Contaminant from the Real Property into the environment;

provided, however, that, without limiting Tribune's indemnification obligations
--------  -------
under clauses (iii) and (iv) of this subsection (a) or with respect to claims for Taxes described in Article XI, Tribune shall not be required to indemnify
                       ----------
and hold harmless pursuant to clauses (i) and (ii) of this subsection (a) with respect to Loss and Expense incurred by any Buyer Group Member (other than (A) for breaches of any covenants or any representations and warranties of Tribune with respect to which Tribune had knowledge as of the Closing or (B) for the breach by Tribune of Section 8.2) until, and then only to the extent that, the
                     -----------
aggregate amount of all Loss and Expense exceeds $250,000; provided, further,
                                                           --------  -------
that without limiting Tribune's indemnification obligations under clause (iii) of this subsection (a) or with respect to claims for Taxes described in Article
                                                                        -------
XI, the aggregate amount that Tribune shall be required to indemnify and hold
--
harmless pursuant to clauses (i), (ii) and (iv) of this subsection (a) with respect to Loss and Expense incurred by Buyer shall not exceed the Purchase Price. In the event that Tribune indemnifies Buyer for Loss or Expense pursuant to this subsection (a), Buyer shall assign to Tribune any and all rights it may have against any Person with respect to the amount of Loss and Expense for which Buyer is indemnified by Tribune and will cooperate with Tribune at Tribune's sole expense if Tribune attempts to recover such Loss and Expense from such Person.

          (b) The indemnification provided for in this Section 12.1 shall
                                                       ------------
terminate one year after the Closing Date (and no claims shall be made by any Buyer Group Member under this Section 12.1 thereafter), except that the
                              ------------
indemnification by Tribune shall continue as to:

          (i) the covenants of Tribune set forth in Sections 14.2, 14.10 and
                                                    -------------  ------
     14.13, and the indemnification provided for in Section 12.1(a)(iii) above,
     -----                                          ---------------------
     as to all of which no time limitation shall apply;

          (ii) the covenants of Tribune set forth in Article XI and the
                                                     -----------
     indemnification provided for in Section 12.1(a)(iv) above, all of which
                                     -------------------
     shall survive until the expiration of the applicable statute of limitations; and

          (iii) any Loss or Expense of which any Buyer Group Member has notified Tribune in accordance with the requirements of Section 12.3 on or
                                                             -------------
     prior to the date such
     indemnification would otherwise terminate in accordance with this Section
                                                                       -------
     12.1, as to which the obligation of Tribune shall continue until the
     ----
     liability of Tribune shall have been determined pursuant to this Article
                                                                      -------
     XII, and Tribune shall have reimbursed all Buyer Group Members for the full
     ---
     amount of such Loss and Expense in accordance with this Article XII.
                                                             -----------

          (c) Buyer and Tribune agree that, for purposes of computing the amount of any indemnification payment under this Section 12.1, any such indemnification
                                          ------------
payment shall be treated as an adjustment to the Purchase Price for all Tax purposes.

          (d) If Tribune is required to indemnify Buyer pursuant to the provisions of this Section 12.1, and the cost, expense or liability for which
                   ------- ----
the indemnification is sought under this Section 12.1 has provided the Company
                                         ------------
or Buyer, as the case may be, with a realized Tax benefit, Buyer shall use its reasonable efforts to obtain (or cause the Company to obtain) such Tax benefit if consistent with the tax policies of Buyer or the Company, as applicable, and the amount of such Tax benefit actually realized by Buyer or the Company, as the case may be, shall be taken into account in determining Tribune's liability to indemnify Buyer under this Section 12.1.
                           ------------

          12.2. INDEMNIFICATION BY BUYER. (a) Buyer agrees to indemnify and
                ------------------------
hold harmless each Tribune Group Member from and against any and all Loss and Expense incurred by such Tribune Group Member in connection with or arising from:

          (i) any breach by Buyer of any of its covenants or agreements in this Agreement;

          (ii) any breach of any warranty or the inaccuracy of any representation of Buyer contained in this Agreement (including, without limitation, the representation contained in the certificate delivered by Buyer pursuant to Section 10.6);
                       ------------

          (iii) any claims by or in respect of any person under any employee benefit plan, program, agreement or arrangement maintained by the Company and listed on Schedule 5.21(a); or
                   ----------------

          (iv) the failure by Buyer to satisfy its obligations under any Guaranty;

provided, however, that, except (A) with respect to the matters described in
--------  -------
clauses (iii) or (iv) above, (B) for a breach by Buyer of Section 7.7 and 8.3
                                                          -------------------
and (C) for any Taxes for which Buyer is liable pursuant to Article XI (as to
                                                            ----------
which the limitation set forth in this proviso shall not apply), Buyer shall not be required to indemnify and hold harmless pursuant to this subsection (a) with respect to Loss and Expense incurred by any Tribune Group Member until, and then only to the extent that, the aggregate amount of such Loss and Expense exceeds $250,000; provided, further, that without limiting Buyer's indemnification
          --------  -------
obligations with respect to claims for Taxes described in Article XI, the aggregate amount that Buyer shall be required to indemnify and hold harmless pursuant to this subsection (b) with respect to Loss and Expense incurred by Tribune shall not exceed Purchase Price. In the event that Buyer indemnifies Tribune for Loss or Expense pursuant to this subsection (b), Tribune shall assign to Buyer any and all rights it may have against any Person with respect to the amount of Loss and Expense for which Tribune is indemnified by Buyer and will cooperate with Tribune at Buyer's sole expense if Buyer attempts to recover such Loss and Expense from such Person.

          (b) The indemnification provided for in this Section 12.2 shall
                                                       ------------
terminate one year after the Closing Date (and no claims shall be made by any Tribune Group Member under this Section 12.2 thereafter), except that the
                                ------------
indemnification by Buyer shall continue as to:

          (i) the covenants of Buyer set forth in Sections 7.3, 7.7, 8.1, 8.3,
                                                  ------------  ---  ---  ---
     14.2, 14.6, 14.10 and 14.13 and the indemnification provided for in
     ----  ----  ------    -----
     Sections 12.2(a)(iii) and (iv) above, as to all of which no time limitation
     ---------------------     ----
     shall apply;

          (ii) the covenants of Buyer set forth in Article XI which shall
                                                   ----------
     survive until the expiration of the applicable statute of limitations; and

          (iii) any Loss or Expense of which any Tribune Group Member has notified Buyer in accordance with the requirements of Section 12.3 on or
                                                           ------------
     prior to the date such indemnification would otherwise terminate in accordance with this Section 12.2, as to which the obligation of Buyer
                          ------------
     shall continue until the liability of Buyer shall have been determined pursuant to this Article XII, and Buyer shall have reimbursed all Tribune
                      -----------
     Group Members for the full amount of such Loss and Expense in accordance with this Article XII.
               -----------

          (c) If Buyer is required to indemnify Tribune pursuant to the provisions of this Section 12.2, and the cost, expense or liability for which
                   ------------
the indemnification is sought under this Section 12.2 has provided Tribune with
                                         ------------
a realized Tax benefit, Tribune shall use its reasonable efforts to obtain such Tax benefit if consistent with the tax policies of Tribune and the amount of such Tax benefit actually realized by Tribune shall be taken into account in determining Buyer's liability to indemnify Buyer under this Section 12.2.
                                                            ------------

          12.3. NOTICE OF CLAIMS. (a) Any Buyer Group Member or Tribune Group
                ----------------
Member (the "Indemnified Party") seeking indemnification hereunder shall give to
             -----------------
the party obligated to provide indemnification to such Indemnified Party (the "Indemnitor") a notice (a "Claim Notice") describing in reasonable detail the
 ---------                 ------------
facts giving rise to any claim for indemnification hereunder and shall include in such Claim Notice (if then known) the amount or the method of computation of the amount of such claim, and a reference to the provision of this Agreement or any other agreement, document or instrument executed hereunder or in connection herewith upon which such claim is based; provided, that a Claim Notice in
                                         --------
respect of any action at law or suit in equity by or against a third Person as to which indemnification will be sought shall be given promptly after the action or suit is commenced; provided, that failure to give such notice shall not
                      --------
relieve the Indemnitor of its obligations hereunder except to the extent the Indemnitor shall have been prejudiced by such failure (it being understood that this proviso does not modify or otherwise affect the time periods specified in Sections 12.1 and 12.2).
-------------     ----

          (b) In calculating any Loss or Expense there shall be deducted any insurance recovery in respect thereof (and no right of subrogation shall accrue hereunder to any insurer).

          (c) After the giving of any Claim Notice pursuant hereto, the amount of indemnification to which an Indemnified Party shall be entitled under this
Article XII shall be
-----------
determined: (i) by the written agreement between the Indemnified Party and the Indemnitor; (ii) by a final judgment or decree of any court of competent jurisdiction; or (iii) by any other means to which the Indemnified Party and the Indemnitor shall agree. The judgment or decree of a court shall be deemed final when the time for appeal, if any, shall have expired and no appeal shall have been taken or when all appeals taken shall have been finally determined. The Indemnified Party shall have the burden of proof in establishing the amount of Loss and Expense suffered by it.

          12.4. THIRD PERSON CLAIMS. (a) Subject to Section 12.4(b), the
                -------------------                 ---------------
Indemnified Party shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder, and in any such case the Indemnitor shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnified Party in connection therewith; provided, that the
                                                            --------
Indemnitor may participate, through counsel chosen by it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnified Party has so elected to conduct and control the defense thereof; and provided,
                                                                     --------
further, that the Indemnified Party shall not, without the written consent of
-------
the Indemnitor, pay, compromise or settle any such claim, action or suit if the Indemnitor has acknowledged and agreed in writing that the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof (subject to the limitations set forth in Section 12.1 or 12.2, as the
                                                 ------------    ----
case may be), in which case the Indemnitor shall have the right to conduct and control the defense of such claim. Notwithstanding the foregoing, if the Indemnified Party pays, settles or compromises any such claim, action or suit without seeking the consent of the Indemnitor, the Indemnified Party shall be deemed to have waived any right to indemnity therefor hereunder.

          (b) If (A) any Buyer Group Member is seeking indemnification from any Tribune Group Member pursuant to Section 12(a)(iv) or (B) if any third Person
                                 -----------------
claim, action or suit against any Indemnified Party is solely for money damages or, where Tribune is the Indemnitor, will have no continuing effect in any material respect on the Company, then the Indemnitor shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any such third Person claim, action or suit against such Indemnified Party as to which indemnification will be sought by any Indemnified Party from any Indemnitor hereunder if the Indemnitor has acknowledged and agreed in writing that, if the same is adversely determined, the Indemnitor has an obligation to provide indemnification to the Indemnified Party in respect thereof (subject to the limitations set forth in Section 12.1 or 12.2, as the
                                                 ------------    ----
case may be), and in any such case the Indemnified Party shall cooperate in connection therewith and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith; provided, that the Indemnified Party may participate, through counsel chosen by
--------
it and at its own expense, in the defense of any such claim, action or suit as to which the Indemnitor has so elected to conduct and control the defense thereof. Notwithstanding the foregoing, the Indemnified Party shall have the right to pay, settle or compromise any such claim, action or suit, provided that
                                                                   --------
in such event the Indemnified Party shall waive any right to indemnity therefor hereunder.

          12.5. EXCLUSIVE REMEDY. Except for remedies that cannot be waived as
                ----------------
a matter of law, if the Closing occurs, this Article XII shall be the exclusive
                                             -----------
remedy for breach of the representations and warranties contained in Article V
                                                                     ---------
or VI or the corresponding certificates delivered pursuant to Section 4.3 and
   --                                                         -----------
4.4.
---

                                  ARTICLE XIII

                                  TERMINATION
                                  -----------

          13.1. TERMINATION. Anything contained in this Agreement to the
                -----------
contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing Date:

          (a) by the mutual consent of Buyer and Tribune;

          (b) by Buyer or Tribune if the Closing shall not have occurred on or before February 28, 1997 (or such later date as may be mutually agreed to by Buyer and Tribune);

          (c) by Buyer in the event of any material breach by Tribune of any of Tribune's agreements, representations, or warranties contained herein and the failure of Tribune to cure such breach within 14 days after receipt of notice from Buyer requesting such breach to be cured;

          (d) by Tribune in the event of any material breach by Buyer of any of Buyer's agreements, representations, or warranties contained herein and the failure of Buyer to cure such breach within 14 days after receipt of notice from Tribune requesting such breach to be cured;

          (e) by Buyer or Tribune if any court of competent jurisdiction in the United States or other United States Governmental Body shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; or

          (f) by Tribune in accordance with Section 7.6.
                                            -----------

          13.2. NOTICE OF TERMINATION. Any party desiring to terminate this
                ---------------------
Agreement pursuant to Section 13.1 shall give notice of such termination to
                      ------------
the other party to this Agreement.

          13.3. NON-SOLICITATION. If this Agreement is terminated, neither
                ----------------
Buyer nor any of its Affiliates will, for a period of two years thereafter, without the prior written approval of Tribune, directly or indirectly solicit, induce or attempt to persuade any person who is an employee of the Company on the date hereof or at any time hereafter that precedes such termination, to terminate his or her employment with the Company. Without limiting the rights of Tribune to pursue all other legal and equitable rights available for a violation of this Section 13.3 by Buyer or its Affiliates, it is agreed that other
        ------------
remedies cannot fully compensate Tribune for such a violation and that Tribune shall be entitled to injunctive relief to prevent a violation or continuing violation hereof. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this
Section 13.3, any term,
------------
restriction, covenant or promise in this Section 13.3 is found to be
                                         ------------
unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

          13.4. EFFECT OF TERMINATION. In the event that this Agreement shall
                ---------------------
be terminated pursuant to this Article XIII, all further obligations of the
                               ------------
parties under this Agreement (other than Sections 13.3, 14.2 and 14.10) shall be
                                         -------------  ----     -----
terminated without further liability of any party to the other, provided that nothing herein shall relieve any party from liability for its willful breach of this Agreement.


                                  ARTICLE XIV

                               GENERAL PROVISIONS
                               ------------------

          14.1.  SURVIVAL OF OBLIGATIONS. All of the representations,
                 -----------------------
warranties, agreements and covenants contained in this Agreement shall survive the consummation of the transactions contemplated by this Agreement; provided,
                                                                     --------
however, that the representations and warranties set forth in Article V or VI
-------                                                       ---------    --
(other than the representations contained in Section 5.20) shall terminate on
                                             ------------
the first anniversary of the Closing Date. Except as otherwise provided herein, no claim shall be made for the breach of any representation or warranty contained in Article V or VI (other than the representations contained in
             ---------    --
Section 5.20) or under any certificate delivered representations and warranties
------------
terminate as set forth in this Section.

          14.2. CONFIDENTIAL NATURE OF INFORMATION . Each party agrees that it
                ----------------------------------
will treat in confidence all documents, materials and other information which it shall have obtained regarding the other party or its Affiliates during the course of the negotiations leading to the consummation of the transactions contemplated hereby (whether obtained before or after the date of this Agreement), the investigation provided for herein and the preparation of this Agreement and other related documents, and, in the event the transactions contemplated hereby shall not be consummated, each party shall return to the other party all copies of nonpublic documents and materials which have been furnished in connection therewith and shall return or destroy all analyses, compilations, studies or other documents of or prepared by such party from such information (and confirm to the other party in writing that it has done so). Such documents, materials and information shall not be communicated to any third Person (other than to a party's counsel, accountants, financial advisors, potential investors or lenders). No party shall use any such confidential information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Company Shares; provided, however, that
                                                      --------  -------
after the Closing Buyer may use or disclose any confidential information of the Company. The obligation of each party to treat such documents, materials and other information in confidence shall not apply to any information which (i) is or becomes available to such party from a source other than such party, (ii) is or becomes available to the public other than as a result of disclosure by such party or its agents, (iii) is required to be disclosed under applicable law or judicial process, but only to the extent it must be disclosed, or (iv) such party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated hereby.

          14.3. NO PUBLIC ANNOUNCEMENT. Neither Buyer nor Tribune shall,
                ----------------------
without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their best efforts to cause a mutually agreeable release or announcement to be issued; provided that the foregoing shall not preclude communications or disclosures
--------
necessary to implement the provisions of this Agreement or to comply with the accounting and Securities and Exchange Commission disclosure obligations or the rules of any stock exchange.

          14.4. NOTICES. All notices or other communications required or
                -------
permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by registered or certified mail or by private courier addressed as follows:

          If to Buyer, to:

            MS Farm Journal Corporation
            c/o Morgan Schiff & Co., Inc.
            280 Park Avenue - East Building
            26th Floor
            New York, New York 10017
            Attention: Sterling B. Brinkley, Jr.

          with a copy to:

            L. Kevin Sheridan, Jr.
            Roberts Sheridan & Kotel
            640 5th Avenue
            New York, New York 10019

          If to Tribune, to:

            Tribune Company
            435 North Michigan Avenue
            Chicago, Illinois 60601
            Attention: Vice President and
            General Counsel

          with a copy to:

            Sidley & Austin
            One First National Plaza
            Chicago, Illinois 60603
            Attention: Larry A. Barden

or to such other address as such party may indicate by a notice delivered to the other party hereto.

          14.5. SUCCESSORS AND ASSIGNS. (a) The rights of either party under
                ----------------------
this Agreement shall not be assignable by such party hereto prior to the Closing without the written consent of the other except that Buyer may assign its rights and obligations to a separate legal entity controlled by Buyer or Buyer's sole shareholder, provided that in connection with such assignment the assignee expressly assumes in writing the obligations of Buyer hereunder. Following the Closing, either party may assign any of its rights hereunder, but no such assignment shall relieve it of its obligations hereunder.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the parties and successors and assigns permitted by this Section 14.5 and the retirees described in Section 8.2 any right, remedy or
     ------------                               -----------
claim under or by reason of this Agreement.

          14.6. ACCESS TO RECORDS AFTER CLOSING . For a period of six years
                -------------------------------
after the Closing Date, Tribune and its representatives shall have reasonable access to all of the books and records of the Company and the Subsidiaries to the extent that such access may reasonably be required by Tribune in connection with matters relating to or affected by the operations of the Company and the Subsidiaries prior to the Closing Date. Such access shall be afforded by Buyer upon receipt of reasonable advance notice and during normal business hours. Tribune shall be solely responsible for any costs or expenses incurred by it pursuant to this Section 14.6. If Buyer, the Company or any Subsidiary shall
                 ------------
desire to dispose of any of such books and records prior to the expiration of such six-year period, Buyer shall, prior to such disposition, give Tribune a reasonable opportunity, at Tribune's expense, to segregate and remove such books and records as Tribune may select. In addition, Tribune shall provide Buyer with such cooperation and access to records as is necessary or appropriate to enable Buyer to prepare an audit of the consolidated financial statements of the Company for the four fiscal years ending with fiscal year 1997.

          14.7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Exhibits
                ----------------  ----------
and Schedules referred to herein and the documents delivered pursuant hereto contain the entire understanding of the parties hereto with regard to the subject matter contained herein or therein, and supersede all prior agreements, understandings or letters of intent between or among any of the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto.

          14.8. INTERPRETATION. Article titles and headings to sections herein
                --------------
are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Agreement to the same extent as if they were set forth verbatim herein. Disclosure of any fact or item in any Schedule hereto referenced by a particular section in this Agreement shall be deemed to have been disclosed with respect to every other section in this Agreement. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no party shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not material for purposes of this agreement. Unless this Agreement specifically provides otherwise, neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any Schedule hereto is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no party shall use the fact of the setting forth or the inclusion of any such item or matter in any dispute or controversy between the parties as to whether any obligation, item or matter not described herein or included in any Schedule is or is not in the ordinary course of business for purposes of this Agreement. Tribune may, from time to time prior to or at the Closing, by notice in accordance with the terms of this Agreement, supplement or amend any Schedule, including one or more supplements or amendments to correct any matter which would constitute a breach of any representation, warranty or covenant contained herein. No such supplemental or amended Schedule shall be deemed to cure any breach for purposes of Section 9.1.
                                                                    -----------
If, however, the Closing occurs, any such supplement and amendment will be effective to cure and correct for all other purposes and breach of any representation, warranty or covenant which would have existed if Tribune had not made such supplement or amendment, and all references to any schedule hereto which is supplemented or amended as provided in this Section 14.8 shall for all
                                                     ------------
purposes after the Closing be deemed to be a reference to such Schedule as so supplemented or amended.

          14.9. WAIVERS. Any term or provision of this Agreement may be waived,
                -------
or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

          14.10. EXPENSES. Each party hereto will pay all costs and expenses
                 --------
incident to its negotiation and preparation of this Agreement and to its performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with, including the fees, expenses and disbursements of its counsel and accountants.

          14.11. PARTIAL INVALIDITY.
                 ------------------

  Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          14.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in
                 -------------------------
one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Tribune and Buyer.

          14.13.  FURTHER ASSURANCES.
                  ------------------
  On and after the Closing Date each party hereto shall take, and Buyer shall cause the Company to take, such other actions and execute such other documents and instruments of conveyance and transfer as may be reasonably requested by the other party hereto from time to time to effectuate or confirm the transfer of the Company Shares to Buyer in accordance with the terms of this Agreement. Notwithstanding anything to the contrary herein, Tribune agrees to continue to provide accounts payable, benefit administration, and payroll processing to the Company at Tribune's cost until the Company no longer requests such services and benefits; provided, however, that such period shall not, in any event, extend beyond 45 days from the date of the Closing.

          14.14.  GOVERNING LAW.
                  -------------
  This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

          14.15.  DISCLAIMER OF WARRANTIES.
                  ------------------------

  Tribune makes no representations or warranties with respect to any projections, forecasts or forward-looking information provided to Buyer. There is no assurance that any projected or forecasted results will be achieved. EXCEPT AS TO THOSE MATTERS EXPRESSLY COVERED BY THE REPRESENTATIONS AND WARRANTIES IN THIS AGREEMENT AND THE CERTIFICATE DELIVERED BY TRIBUNE PURSUANT TO SECTION 4.4, TRIBUNE IS SELLING THE COMPANY SHARES (AND THE BUSINESS AND
   -----------
ASSETS OF THE COMPANY REPRESENTED THEREBY) ON AN "AS IS, WHERE IS" BASIS AND DISCLAIMS ALL OTHER WARRANTIES, REPRESENTATIONS AND GUARANTEES WHETHER EXPRESS OR IMPLIED. TRIBUNE MAKES NO REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND NO IMPLIED WARRANTIES WHATSOEVER. Buyer acknowledges that neither Tribune nor any of its representatives nor any other Person has made any representation nor warranty, express or implied, as to the accuracy or completeness of any memoranda, charts, summaries or schedules heretofore made available by Tribune or its representatives to Buyer or any other information which is not included in this Agreement or the Schedules hereto, and neither Tribune nor any of its representatives nor any other Person will have or be subject to any liability to Buyer, any Affiliate of Buyer or any other Person resulting from the distribution of any such information to, or use of any such information by, Buyer, any Affiliate of Buyer or any of their agents, consultants, accountants, counsel or other representatives.

          14.16.  MEDIATION; SUBMISSION TO JURISDICTION.
                  -------------------------------------

  If a dispute arises out of or relates to this Agreement or the alleged breach thereof and if such dispute is not settled by direct discussions between the parties, the parties agree to attempt to resolve the dispute through nonbinding mediation administered by the Center for Public Resources, 680 Fifth Avenue, New York, New York 10019. The parties agree that if such dispute is not resolved within 90 days after submission of such dispute to mediation, legal proceedings may be instituted; provided, that any such legal proceeding must be brought in
                   --------
the United States District Court for the Northern District of Illinois and Buyer and Tribune waive any and all objections to jurisdiction that they may have under the laws of the State of Illinois or the United States.

          IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be executed the day and year first above written

                              MS FARM JOURNAL CORPORATION

                              By  /s/  J. Carr Gamble, III
                                  ---------------------------

                              TRIBUNE COMPANY

                              By  /s/  Andrew J. Oleszczuk
                                  ---------------------------